FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2004

Commission file number 1-1097

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-0382390 (I.R.S. Employer Identification No.)

321 North Harvey
P. O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events

        On June 8, 2004, OGE Energy Corp. (“Energy Corp.”), the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release announcing that the Company and Smith Cogeneration have reached a 15-year power sales agreement under which the Company will continue to purchase power from Smith Cogeneration’s PowerSmith facility at Dayton Tire. The terms of the agreement are subject to approval by the Oklahoma Corporation Commission. This press release is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 7. (c) Exhibits

Exhibit Number	Description
99.01	Press release dated June 8, 2004, announcing OG&E, PowerSmith Cogeneration Reach Agreement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

June 10, 2004

Exhibit 99.01

OG&E, PowerSmith Cogeneration Reach Agreement

OKLAHOMA CITY – OG&E Electric Services announced today it has reached a new 15-year agreement to purchase electric power from the PowerSmith Cogeneration plant in west Oklahoma City. Details of the new contract will remain confidential until PowerSmith reaches a new agreement to supply steam to the nearby Dayton Tire manufacturing plant.

The original 15-year contract between PowerSmith and OG&E expires Aug. 31 and OG&E indicated it would not renew that agreement on its original terms. The new agreement announced today could achieve a number of goals:

  OG&E secures the generating capacity of the PowerSmith plant on attractive terms for OG&E customers.
  OG&E will have more flexibility in operating its fleet of power plants in concert with the PowerSmith plant.
  PowerSmith remains a viable source of low-cost steam for Dayton, a major employer in the local economy and a major electric customer for OG&E.

“We are pleased to announce this new agreement,” said OG&E spokesman Brian Alford. “It helps us to achieve a variety of objectives as we seek to balance the need for cost savings and reliable service for our customers, with our desire to help the Dayton Tire plant solidify its position as a major employer in our community.”

The agreement will become effective Sept. 1 if it is approved by the Oklahoma Corporation Commission, and provided PowerSmith reaches a new steam-supply agreement with Dayton Tire.

Today’s agreement follows months of negotiations that produced a tentative memorandum of understanding on March 29.

“We appreciate the encouragement to continue negotiating which we received from Corporation Commissioners Bob Anthony, Denise Bode and Jeff Cloud, who have indicated their interest in reducing costs for customers while enhancing electric system reliability, and also helping to secure the steam supply for Dayton Tire,” Alford said. “We also thank the Governor’s office, the Oklahoma Department of Commerce, Oklahoma Legislature, the State Chamber and Oklahoma City Chamber of Commerce for their support in the negotiation process.”

OG&E, a regulated electric utility serving 728,000 customers across a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, is a subsidiary of OGE Energy Corp. (NYSE: OGE), which also is the parent company of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma and Arkansas.